Exhibit 23.2

               Consent of Independent Certified Public Accountants


We have issued our report dated February 6, 1998, accompanying the financial statements and schedules of Pomeroy Computer Resources, Inc. appearing in the Annual Report on Form 10-K for the year ended January 5, 1998, incorporated by reference in the Registration Statement on Form S-8. We consent to the use of the aforementioned report in the Registration Statement.


GRANT  THORNTON  LLP


S/  Grant  Thornton  LLP
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Cincinnati,  Ohio
March  4,  1999